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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549





                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 10, 1998



                              HALSEY DRUG CO., INC.



                     1827 PACIFIC STREET, BROOKLYN, NEW YORK


                                 (718-467-7500)





Incorporated under the laws of     Commission File Number     I.R.S. Employer
                                                           Identification Number
    State of New York                     1-10113                11-0853640






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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         On March 10, 1998, Halsey Drug Co., Inc. (the "Company") consummated a private offering of securities for an aggregate purchase price of $20.8 million (the "Offering"). The securities issued in the Offering consisted of 5% convertible senior secured debentures (the "Debentures") and common stock purchase warrants (the "Warrants") exercisable for an aggregate of 4,202,020 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). The Debentures and Warrants were issued by the Company pursuant to a certain Debenture and Warrant Purchase Agreement dated March 10, 1998 (the "Purchase Agreement") by and among the Company, Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively, "Galen") and each of the Purchasers listed on the signature page thereto (inclusive of Galen, collectively, the "Galen Investor Group").

         The Debentures, issued at par, will become due and payable as to principal five years from the date of issuance. Interest on the principal amount of the Debentures, at the rate of 5% per annum, is payable on a quarterly basis. The Debentures are convertible at any time after issuance into shares of Common Stock at a price of $1.50 per share.

         The Warrants are exercisable at any time following issuance for shares of Common Stock at an exercise price of $1.50, with respect to Warrants to purchase 2,101,010 shares, and $2.375, with respect to the remaining Warrants to purchase 2,101,010 shares of Common Stock.

         The Purchase Agreement provides that the holders of the Debentures shall have the right to vote as part of a single class with all holders of the Company's Common Stock on all matters to be voted on by such stockholders. Each Debenture holder shall have such number of votes as shall equal the number of votes he would have had if such holder converted the entire outstanding principal amount of his Debenture into shares of Common Stock immediately prior to the record date relating to such vote. In order to provide for such "as-converted" voting rights, the Company is obligated under the Purchase Agreement to solicit shareholder approval to amend its Certificate of Incorporation to provide for such voting rights for the Debentures. In addition, the Purchase Agreement obligates the Company to solicit shareholder approval to amend its Certificate of Incorporation to increase its authorized shares from 20,000,000 to 40,000,000 shares in order to provide sufficient authorized shares to permit the conversion of the Debentures and exercise of the Warrants. The Company anticipates soliciting shareholder approval to amend its Certificate of Incorporation at its upcoming Annual Meeting of Shareholders to be held on or before June 30, 1998. In this regard, certain existing shareholders of the Company, including most of the investors in the Galen Investor Group, owing an aggregate of approximately 25% of the Company's outstanding Common Stock, have granted to a designee of Galen an irrevocable proxy to vote their shares in favor of such amendments to the Company's Certificate of Incorporation. These irrevocable proxies also provide Galen with the right to vote the covered shares in favor of the Galen nominees to the Company's Board of Directors, as described below.


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         The Purchase Agreement also provides the Galen Investor Group with an option expiring September 10, 2000 to purchase (on a pro-rata basis) additional Debentures and Warrants on the same terms as provided in the Offering for a purchase price of $5,000,000 (the "Investor Option"). Assuming the receipt of shareholder approval to amend the Company's Certificate of Incorporation to provide the holders of the Debentures with "as-converted" voting rights, Galen and the Galen Investor Group would control 45.6% and 50.5%, respectively, of the Company's Common Stock (51% and 55.8%, respectively, upon issuance of additional Debentures in the event the Investor Option were exercised, of which there can be no assurance). Assuming further the exercise of the Warrants issued in the Offering, Galen and the Galen Investor Group would control 52.5% and 57%, respectively, of the Company's Common Stock (57.6% and 62.2%, respectively, in the event the Warrants issuable under the Investor Option were exercised).

         The Purchase Agreement provides that the Galen Investor Group has the right to designate for nomination two persons to be members of the Company's Board of Directors as of the closing date of the Offering. In addition, the Purchase Agreement provides further that the Galen Investor Group has the right to designate an additional person to be a member of the Board of Directors commencing with the first Annual Meeting of Shareholders of the Company to be held after the Offering, for a total of three of the Company's seven Board positions. The Board of Directors appointed each of Bruce F. Wesson and Srini Conjeevaram, each a designee of the Galen Investor Group, to the Company's Board of Directors effective at the closing of the Offering. In accordance with the terms of the Purchase Agreement, an additional designee of the Galen Investor Group will be nominated to become a member of the Board of Directors at the Company's 1998 Annual Meeting of Shareholders. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, three designees of the Galen Investor Group for so long as the Debentures and Warrants remain outstanding.

ADDITIONAL TERMS OF THE PURCHASE AGREEMENT, DEBENTURES AND WARRANTS

         Right of First Refusal

         The Purchase Agreement provides the holders of the Debentures and the holders of shares of Common Stock issued upon conversion of the Debentures (provided the Debentures remain outstanding and the shares received upon conversion have not been sold, transferred or otherwise disposed of ) as well as the holders of the Company's debentures issued in August 1996 (the "Old Holders"), with a right of first refusal relating to any subsequent issuance, sale or exchange of any shares of the Company's Common Stock or any security or other instrument to acquire securities in the Company, exclusive of certain excluded securities and offerings less than $200,000.




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         Secured Debt

         The Debentures are secured by a lien on all assets of the Company, tangible and intangible. In addition, each of Houba, Inc., Halsey Pharmaceuticals, Inc., Indiana Fine Chemicals Corporation, H.R. Cenci Laboratories, Inc. and Cenci Powder Products, Inc., each a wholly-owned subsidiary of the Company, has executed in favor of the Galen Investor Group an Unconditional Agreement of Guaranty of the Company's obligations under the Purchase Agreement. Each Guaranty is secured by all assets of such subsidiary, and, in the case of each of Houba, Inc., H.R. Cenci Laboratories and Cenci Powder Products, Inc., by a mortgage lien on its respective real estate. In addition, the Company has pledged the stock of each such subsidiary to the Galen Investor Group to further secure its obligations under the Purchase Agreement.

         Adjustment to Conversion Price of Debentures and Exercise Price of Warrants

         The conversion price of the Debentures and exercise price of the Warrants are subject to adjustment based upon a comparison of a schedule of the Company's total liabilities as of February 28, 1998, as prepared by its independent auditors, to a schedule of the Company's total liabilities as of the same date prepared by the Galen Investor Group. To the extent the Company's total liabilities as of February 28, 1998, as determined by its independent auditors exceed the total liabilities determined by the Galen Investor Group by an amount in excess of $500,000, the conversion price of the Debentures and exercise price of the Warrants will be reduced by an amount equal to the quotient of (i) the amount by which the Company's total liabilities determined by its independent auditors exceeds the total liabilities determined by the Galen Investor Group, divided by (ii) the Company's issued and outstanding Common Stock as of February 28, 1998. In addition, the conversion price of the Debentures and exercise price of the Warrants are subject to customary anti-dilution provisions.

         Conversion of Debentures at Company's Option

         Provided that no Event of Default relating to a failure to pay principal and interest under the Debentures shall exist and then be continuing, in the event that either (a) following the second anniversary of the closing of the Offering, the closing price per share of the Company's Common Stock on the American Stock Exchange or the NASDAQ National Market exceeds $4.75 per share for each of twenty (20) consecutive trading days or (b) following the third anniversary of the closing of the Offering, the closing price per share of the Company's Common Stock on the American Stock Exchange or the NASDAQ National Market exceeds $7.125 per share for each of twenty (20) consecutive trading days, then at any time thereafter until the earlier of (i) the maturity date of the Debentures or (ii) the date a Change of Control (as defined in the Purchase Agreement) occurs, the Company may upon written notice to the holders of the Debentures require that all, but not less than all, of the outstanding principal amount of the Debentures be converted into shares of the Company's Common Stock at a price per share equal to the conversion price of the Debentures (as such conversion price may be adjusted pursuant to the terms of the Purchase Agreement).


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         Change of Control Premium

         Upon the occurrence of a Change of Control (as defined in the Purchase Agreement), the Company is required to make an offer to all holders of the Debentures to purchase all outstanding Debentures in an amount equal to the principal amount of the Debentures, plus accrued and unpaid interest, if any, to the Change of Control purchase date, plus an additional percentage of the outstanding principal amount of the Debentures to be purchased (the "Change of Control Premium"). The Change of Control Premium equals 50% if the Change of Control occurs prior the first year anniversary of the Closing Date and declines 10% each year thereafter until the maturity date of the Debentures.

         A "Change of Control," as defined in the Purchase Agreement, includes
(i) the consummation of a transaction the result of which is that any person or group, other than Galen or any affiliate thereof, owns directly or indirectly, 51% of the capital stock of the Company, (ii) the Company consolidates with, or merges into, another person (exclusive of a wholly-owned subsidiary) or sells, assigns, conveys or otherwise transfers all or substantially all of its assets or the assets of the Company and its subsidiaries taken as a whole or (iii) during any two year period commencing subsequent to the closing of the Offering, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of two-thirds of the directors then still in office) who were either directors at the beginning of such period or whose election for nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office.

         Registration Rights

         The Purchase Agreement grants the holders of the shares issued upon conversion of the Debentures and exercise of the Warrants registration rights to register such shares under the Securities Act of 1933, as amended. A majority in the principal amount of the Debentures may make one (1) demand of the Company to register such shares under the Securities Act. The Purchase Agreement also provides such holders with unlimited piggyback registration rights.

         Other Terms

         The Purchase Agreement contains other customary terms and provisions, including, without limitation, customary representations and warranties, affirmative covenants, negative covenants and requirements for the provision of certain financial information during the term that the Debentures and Warrants remain outstanding, all of which are customary for the securities issued in the Offering.


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         The following table sets forth information, as of March 10, 1998, regarding the Common Stock beneficially owned by those investors in the Offering beneficially owning more than five percent (5%) of the Company's Common Stock. Each of the persons named in the table below is believed by the Company to have sole voting and investment power with respect to such shares. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The share data is based on information provided to the Company by the Galen Investor Group in connection with the Offering.


NAME OF BENEFICIAL OWNER                   NO. OF SHARES BENEFICIALLY OWNED                PERCENT OF CLASS
Galen Partners III, L.P.                             16,618,580(1)                               55.0%
610 Fifth Avenue, 5th Floor
New York, New York 10020

Galen Partners International III,                    1,841,637(2)                                11.9%
L.P.
610 Fifth Avenue, 5th Floor
New York, New York 10020

Dennis Adams                                         1,260,682(3)                                8.5%
c/o Delaware Investment Advisors
One Commerce Square
Philadelphia, Pennsylvania 19103

Hemant K. Shah and Varsha H.                         1,462,692(4)                                9,9%
Shah
29 Christy Drive
Warren, New Jersey 07059


---------------------------------

(1) Includes (i) 10,282,130 shares issuable upon conversion of the Debentures, (ii) 3,115,796 shares issuable upon exercise of the Warrants, and (iii) 3,220,654 shares issuable upon the conversion of the Debentures and exercise of the Warrants allocable to such security holder under the Investor Option.

(2) Includes (i) 1,139,445 shares issuable upon conversion of the Debentures, (ii) 345,286 shares issuable upon exercise of the Warrants, and (iii) 356, 906 shares issuable upon the conversion of the Debentures and exercise of the Warrants allocable to such security holder under the Investor Option.

(3)      Includes (i) 780,000 shares issuable upon conversion of the Debentures,
         (ii) 236,364 shares issuable upon exercise of the Warrants, and (iii) 244,318 shares issuable upon the conversion of the Debentures and exercise of the Warrants allocable to such security holder under the Investor Option.

(4)      Includes (i) 660,000 shares issuable upon conversion of the Debentures,
         (ii) 200,000 shares issuable upon exercise of the Warrants, (iii) 61,539 shares issuable upon conversion of debentures issued by the Company in August, 1996, and (iv) 206, 730 shares issuable upon the conversion of the Debentures and exercise of the Warrants allocable to such security holder under the Investor Option.



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         Reference is made to the Company's Press Release dated March 13, 1998 which describes, among other things, the terms of the Offering and the Company's use of the net proceeds from the Offering. The Press Release is hereby incorporated by this reference and is included as Exhibit 99.1 hereto.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(b)      EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION

4.1      Form of 5% Convertible Senior Secured Debenture

4.2      Form of Common Stock Purchase Warrant

10.1 Debenture and Warrant Purchase Agreement dated March 10, 1998, by and among Halsey Drug Co., Inc., Galen Partners III, L.P. and the other Purchasers listed on the signature page thereto.

10.2     Form of General Security Agreement of Halsey Drug Co., Inc.

10.3     Form of Agreement of Guaranty of Subsidiaries of Halsey Drug Co., Inc.

10.4     Form of Guarantor General Security Agreement

10.5 Stock Pledge Agreement by and between Halsey Drug Co., Inc. and Galen Partners III, L.P., as agent, dated March 10, 1998.

10.6     Form of Irrevocable Proxy Agreement

10.7 Agency Letter Agreement by and among the Purchasers a party to the Debenture and Warrant Purchase Agreement, dated March 10, 1998.

99.1     Press Release of Halsey Drug Co., Inc. dated March 13, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               HALSEY DRUG CO., INC.


                               By:/s/  Michael Reicher
                                        Michael Reicher
                                        President and Chief Executive Officer

Date:    March 24, 1998



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION

4.1      Form of 5% Convertible Senior Secured Debenture

4.2      Form of Common Stock Purchase Warrant

10.1 Debenture and Warrant Purchase Agreement dated March 10, 1998, by and among Halsey Drug Co., Inc., Galen Partners III, L.P. and the other Purchasers listed on the signature page thereto.

10.2     Form of General Security Agreement of Halsey Drug Co., Inc.

10.3     Form of Agreement of Guaranty of Subsidiaries of Halsey Drug Co., Inc.

10.4     Form of Guarantor General Security Agreement

10.5 Stock Pledge Agreement by and between Halsey Drug Co., Inc. and Galen Partners III, L.P., as agent, dated March 10, 1998.

10.6     Form of Irrevocable Proxy Agreement

10.7 Agency Letter Agreement by and among the Purchasers a party to the Debenture and Warrant Purchase Agreement, dated March 10, 1998.

99.1     Press Release of Halsey Drug Co., Inc. dated March 13, 1998.




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